Exhibit 5.1

September 10, 2021

Viatris Inc.

$1,000,000,000 1.125% Senior Notes due 2022

$750,000,000 1.650% Senior Notes due 2025

$750,000,000 2.300% Senior Notes due 2027

$1,450,000,000 2.700% Senior Notes due 2030

$1,500,000,000 3.850% Senior Notes due 2040

$2,000,000,000 4.000% Senior Notes due 2050

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special New York counsel to Viatris Inc., a Delaware corporation (the “Company”), Utah Acquisition Sub Inc., a Delaware corporation (“Utah Acquisition Sub Inc.”), Mylan II B.V., a private limited liability company incorporated and existing under the laws of the Netherlands (“Mylan II B.V.”), and Mylan Inc., a Pennsylvania corporation (“Mylan Inc.” and, together with Utah Acquisition Sub Inc. and Mylan II B.V., the “Guarantors”), in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s proposed issuance and offer to exchange (1) up to $1,000,000,000 aggregate principal amount of its 1.125% Senior Notes due 2022 to be registered under the Securities Act (the “2022 Exchange Notes”) for a like aggregate principal amount of its outstanding 1.125% Senior Notes due 2022 (the “2022 Restricted Notes”), (2) up to $750,000,000 aggregate principal amount of its 1.650% Senior Notes due 2025 to be registered under the Securities Act (the “2025 Exchange Notes”) for a like aggregate principal amount of its outstanding 1.650% Senior Notes due 2025 (the “2025 Restricted Notes”), (3) up to $750,000,000 aggregate principal amount of its 2.300% Senior Notes due 2027 to be registered under the Securities Act (the “2027 Exchange Notes”) for a like aggregate principal amount of its outstanding 2.300%

Senior Notes due 2027 (the “2027 Restricted Notes”), (4) up to $1,450,000,000 aggregate principal amount of its 2.700% Senior Notes due 2030 to be registered under the Securities Act (the “2030 Exchange Notes”) for a like aggregate principal amount of its outstanding 2.700% Senior Notes due 2030 (the “2030 Restricted Notes”), (5) up to $1,500,000,000 aggregate principal amount of its 3.850% Senior Notes due 2040 to be registered under the Securities Act (the “2040 Exchange Notes”) for a like aggregate principal amount of its outstanding 3.850% Senior Notes due 2040 (the “2040 Restricted Notes”) and (6) up to $2,000,000,000 aggregate principal amount of its 4.000% Senior Notes due 2050 to be registered under the Securities Act (the “2050 Exchange Notes” and, together with the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes and the 2040 Exchange Notes, the “Exchange Notes”) for a like aggregate principal amount of its outstanding 4.000% Senior Notes due 2050 (the “2050 Restricted Notes” and, together with the 2022 Restricted Notes, the 2025 Restricted Notes, the 2027 Restricted Notes, the 2030 Restricted Notes and the 2040 Restricted Notes, the “Restricted Notes”). The Exchange Notes are to be issued pursuant to the indenture dated June 22, 2020, among the Company (formerly Upjohn Inc.) and The Bank of New York Mellon, as trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture dated November 16, 2020, by and among the Company, Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and the Trustee, the “Indenture”). Each series of Exchange Notes will be guaranteed by each of the Guarantors on the terms set forth in the Indenture (the “Guarantees”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, (iii) the Amended and Restated Bylaws of the Company; (iv) resolutions adopted by the board of directors of the Company on July 21, 2020; (v) the Certificate of Incorporation of Utah Acquisition Sub Inc.; (vi) the Bylaws of Utah Acquisition Sub Inc.; (vii) the unanimous written consent of the board of directors of Utah Acquisition Sub Inc., dated November 11, 2020; (viii) the Registration Statement; (ix) the Indenture; and (x) the forms of the Exchange Notes. In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies, and that the choices of New York law contained in the Indenture are legal and valid under the laws of the Netherlands and Pennsylvania and that insofar as any obligation under the Indenture is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction. In expressing the opinions set forth herein, we have also assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by each of the Trustee, Mylan II B.V. and Mylan Inc. and that the Exchange Notes conform to the forms of notes examined by us.

Based on the foregoing and subject to the qualifications set forth herein, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Exchange Notes are offered or issued as contemplated by the Registration Statement; and (iii) all Exchange Notes will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the prospectus related thereto, we are of the opinion that the Exchange Notes have been duly authorized by the Company and when the Exchange Notes are duly executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the applicable Restricted Notes, (a) the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and (b) assuming that the Guarantees of Mylan II B.V. have been duly authorized by Mylan II B.V. and the Guarantees of Mylan Inc. have been duly authorized by Mylan Inc., the Guarantees will constitute legal, valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture or the Exchange Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the Exchange Notes to the extent such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or in the Exchange Notes.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Netherlands or Pennsylvania.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Viatris Inc. 1000 Mylan Boulevard
Canonsburg, Pennsylvania 15317